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                                  EXHIBIT 4.10

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                          FIRST SUPPLEMENTAL INDENTURE

          FIRST SUPPLEMENTAL INDENTURE, dated as of February 9, 2004 (the "Supplemental Indenture"), among PETRO STOPPING CENTERS, L.P., a Delaware limited partnership (the "Company"), and PETRO FINANCIAL CORPORATION, a Delaware corporation and wholly owned subsidiary of the Company ("PFC" and, together with the Company, the "Issuers"), as Issuers, PETRO STOPPING CENTERS HOLDINGS, L.P., PETRO HOLDINGS FINANCIAL CORPORATION, and PETRO DISTRIBUTING, INC. (the "Initial Guarantors") and PETRO, INC. as Guarantors and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

WITNESSETH

     WHEREAS, the Company has issued its 9% Senior Secured Notes due 2012 (the "Notes") in the aggregate principal amount of $225,000,000 under and pursuant to the Indenture dated February 9, 2004 among the Issuers and the Initial Guarantors and the Trustee (the "Indenture");

     WHEREAS, Section 8.1 of the Indenture provides that the Issuers and the Guarantors may enter into a supplemental indenture to add a Guarantor;

     WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

     WHEREAS, all things necessary for the execution of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement of the parties hereto have been done;

     NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Issuers, the Initial Guarantors, Petro, Inc. and the Trustee, such parties hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

          Section 1.  Definitions.

          Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture.

          Section 2.  Note Guarantee.

          (a) By execution and delivery of this Supplemental Indenture, Petro, Inc. hereby agrees to become a Guarantor pursuant to the Indenture and to assume all obligations of a Guarantor under the Indenture (including without limitation, the Note Guarantee as defined in the Indenture), the Notes and the Registration Rights Agreement, in each case, in accordance with the terms thereof.

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          (b)  Petro, Inc. hereby agrees that its execution and delivery of this
Supplemental Indenture shall evidence its Note Guarantee as set forth in Section
11.1 of the Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the Trustee under the Indenture, including any Note authenticated and delivered on or prior to the date of this Supplemental Indenture, shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of Petro, Inc. Each of the Initial Guarantors hereby agrees that its Note Guarantee set forth in Section
11.1 of the Indenture shall remain in full force and effect.

          Section 3.  Effectiveness and Validity.

          (a) This Supplemental Indenture shall become effective on the date first written above. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed hereby. Following the effectiveness hereof, the Indenture shall be deemed supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

          (b) If an Officer of a Guarantor whose signature is on the Indenture or this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Notes or at any time thereafter, such Guarantor's Note Guarantee shall be valid nevertheless.

          Section 4.  Solvency; No Fraudulent Transfer or Conveyance.

          Petro, Inc., for the benefit of each Holder, confirms that it is a solvent corporation and that the granting of the Guarantee is not made with the purpose of defrauding any of its current creditors. The Issuers, each Initial Guarantor and Petro, Inc. confirms its intention that the Note Guarantee given by Petro, Inc. not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.

          Section 5. No Personal Liability of Directors, Officers, Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. The acceptance of a Note by each Holder is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Note Guarantee set forth in and evidenced by this Supplemental Indenture.

          Section 6.  Governing Law.

          THIS INDENTURE AND THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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          Section 7.  Successors.

          All agreements of the Issuers and the Guarantors in the Indenture, this Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 8.  Duplicate Originals.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

          Section 9.  Severability.

          In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, this Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          Section 10. Headings.

          The headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

          Section 11. Trustee.

          The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

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                                   SIGNATURES

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, as of the date and year first written above.

                                          PETRO STOPPING CENTERS, L.P.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          PETRO FINANCIAL CORPORATION


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          PETRO STOPPING CENTERS HOLDINGS, L.P.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          PETRO HOLDINGS FINANCIAL CORPORATION


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          PETRO DISTRIBUTING, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          PETRO, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

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BANK OF NEW YORK,
as Trustee


By:
     ---------------------------------
Name:
Title:


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